Exhibit 3.10

LIMITED LIABILITY COMPANY AGREEMENT

OF

MEDDATA HEALTH LLC

A DELAWARE LIMITED LIABILITY COMPANY

THE MEMBERSHIP INTERESTS OF MEDDATA HEALTH LLC (THE “COMPANY”) ISSUED IN ACCORDANCE WITH AND REPRESENTED BY THIS LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, THE DELAWARE SECURITIES ACT OR UNDER SIMILAR APPLICABLE LAWS OR ACTS OF OTHER STATES IN RELIANCE UPON EXEMPTIONS UNDER THOSE ACTS. THESE MEMBERSHIP INTERESTS ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE OFFERED FOR SALE, PLEDGED, HYPOTHECATED, SOLD, ASSIGNED OR TRANSFERRED AT ANY TIME EXCEPT AS PERMITTED UNDER (A) THIS LIMITED LIABILITY COMPANY AGREEMENT AND (B) THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE MEMBERSHIP INTERESTS OF THE COMPANY WILL NOT BE TRANSFERRED OF RECORD EXCEPT IN COMPLIANCE WITH SUCH LAWS AND THIS LIMITED LIABILITY COMPANY AGREEMENT. THEREFORE, PURCHASERS OF SUCH INTERESTS SHOULD BE AWARE THAT THEY WILL BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

LIMITED LIABILITY COMPANY AGREEMENT

OF

MEDDATA HEALTH LLC

A DELAWARE LIMITED LIABILITY COMPANY

THIS LIMITED LIABILITY COMPANY AGREEMENT (the “Agreement”) of MEDDATA HEALTH LLC, a Delaware limited liability company (the “Company”), is entered into, and shall be effective as of December 15, 2009, by and between the undersigned parties and all other persons who hereafter shall become members or assignees in accordance with the provisions hereof and who are listed as such on the books and records of the Company, all in accordance with and pursuant to the provisions of the Delaware Limited Liability Company Act (the “Act”).

STATEMENT OF PURPOSE

The Company was formed by Jolene Beaty (the “Organizer”), acting in her capacity as “authorized person” under the Act, filing in the office of the Secretary of State a duly executed Certificate of Formation with respect to the Company on October 22, 2009. To complete the organization of the Company, AGDATA, L.P. (the “Member”), is hereby identified as the initial member of the Company in accordance with section 18-301 of the Act.

Other than such actions relative to its formation, the Company heretofore has not engaged in any business, received or solicited any contributions to its capital, or engaged in any other activities. Upon completion of the organization of the Company pursuant to this Agreement, the Company shall be operated in the manner provided herein.

NOW, THEREFORE, in consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto intending to be legally bound agree as follows:

ARTICLE I

GENERAL PROVISIONS

1.1 Duration. The existence of the Company commenced at the time that the filing of its certificate of formation became effective and shall continue until it is dissolved and its affairs are wound-up in accordance with the terms of this Agreement.

1.2 Members. The Member is the sole member of the Company. Additional members shall only be admitted in accordance with the terms of Article IV herein.

1.3 Name and Place of Business. The name of the Company is MedData Health LLC. The principal place of business of the Company is located at 2100 Rexford Road, Suite 225, Charlotte, North Carolina 28211. The Manager may change the Company’s name, registered office, registered agent and principal place of business at any time and establish or close other offices and places of business at any time and from time to time. The Manager may register the Company to do business as a foreign limited liability company in any jurisdiction where the Manager deems necessary.

1.4 Purpose. The object and purpose of, and the nature of the business to be conducted and promoted by, the Company is to engage in any lawful act or activity for which a limited liability company may be formed under the Act.

1.5 Title to Property. The Company shall hold all property (real, personal, tangible, and intangible) owned from time to time by the Company as a result of capital contributions, operations or otherwise, in the name of the Company and not in the name of the Member.

1.6 Limitation of Liability; No Capital Account Deficit Balance Restoration Obligation. The Member shall not be bound by, or be personally liable for, the debts, obligations or liabilities of the Company, except as, and to the extent that, the Member otherwise expressly agrees in writing. In furtherance of the foregoing, in no event shall the Member be liable with respect to, or be required to contribute capital to restore, a negative or deficit balance in the Member’s capital account, if any, upon the dissolution or liquidation of either the Company or the Member’s membership interest in the Company, or at any other time, except to the extent the Member expressly agrees thereto in writing to the Company.

1.7 Fiscal Year. Unless the Member determines otherwise, the fiscal year of the Company shall be the calendar year or that portion of the calendar year during which the Company is in existence.

ARTICLE II

MANAGEMENT

2.1 Management. Except to the extent otherwise expressly provided in this Agreement or required by the Act, the management, operation and control of the Company and its business and affairs shall be vested exclusively with the “manager” (within the meaning of the Act) of the Company. The Company shall have one (1) manager (“Manager”) who need not be a member of the Company. The Manager shall be designated in writing by the Member and shall serve as such until such person resigns as Manager or is removed as Manager by the Member. The acts of the Manager in carrying on the business and activities of the Company (and the management, operation and control thereof) as authorized herein (including execution of any agreement by the Manager) shall bind the Company. Except as otherwise provided herein, only the Manager and such officers, employees or other agents of the Company authorized by the Manager shall have the authority to bind, or conduct the affairs of, the Company. The initial Manager shall be Steven Purdy.

2.2 Officers. The Manager may appoint from time to time one or more officers of the Company with such titles, powers, duties, compensation and other terms as the Manager may determine to be necessary or appropriate. Any such officers shall serve, subject to the provisions of this Agreement, until their respective successors are duly appointed and qualified. Any officer may be removed by the Manager at any time with or without cause.

2.3 President. The Company shall have a President. The President shall be the principal executive officer of the Company and, subject to the control of the Manager, shall in general supervise and control all of the business and affairs of the Company. He shall sign any deeds, mortgages, bonds, contracts, or other instruments which the Manager has authorized to be executed, except in cases where the signing and execution thereof shall be required by law to be otherwise signed or executed; and in general he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Manager from time to time. The initial President shall be Steven Purdy.

2.4 Indemnification. The Company (to the extent of its assets) does hereby agree to indemnify and to hold each person who at any time serves or has served as the Organizer or as a Manager or President of the Company (each an “Indemnified Party”) wholly harmless from any loss, expense, or damage (including reasonable attorneys’ fees and court costs) suffered by such party by reason of anything such Indemnified Party may do or refrain from doing hereafter for and on behalf of the Company and in furtherance of its interests or by reason of their status or involvement with the Company; provided, however, (a) that the Company shall not indemnify any Indemnified Party for any loss, expense, or damage which such Indemnified Party may suffer as a result of any act or omission by such party that constitutes fraud, willful misconduct, bad faith or gross negligence; and (b) that the indemnity set forth herein is limited to the assets of the Company and no Member or Manager will be required to make any additional capital contributions with respect to such indemnity. The Company will advance costs and expenses, including reasonable attorney’s fees, incurred by any such Indemnified Party in defending any such claim in advance of the final disposition of such claim upon receipt of an undertaking by or on behalf of such Indemnified Party to repay amounts so advanced if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Company pursuant to this Agreement. The right to indemnification conferred in this Section 2.4 shall not be exclusive of any other right which any Indemnified Party may have or hereafter acquire under any statute, agreement, or otherwise.

ARTICLE III

CAPITAL CONTRIBUTIONS AND DISTRIBUTIONS

3.1 Capital Contributions. The Member shall make such contributions to the capital of the Company, and on such terms and conditions, as the Member may from time to time determine in the Member’s sole discretion. The Member shall have no duty or obligation to make any other contributions to the capital of the Company for any purpose. All capital contributions by the Member shall be recorded on the books and records of the Company. Property owned by the Member shall in no event be deemed owned by the Company unless there is a writing affirmatively evidencing the Member’s intent to transfer title to such property to the Company.

3.2 Distributions. The Company shall make such distributions of money and other property to the Member at such times and in such amounts as determined from time to time by the Member. The Member shall not be required to return all or part of any distributions made to the Member by the Company. Neither the Company nor any creditor of the Company or any other person shall have any claim against the Member with respect to any distribution made by the Company to the Member, and any such claim that the Company, any creditor of the Company, or any other person might have for the return of all or part of such distribution shall be deemed to be “compromised” within the meaning of the Act by the terms of this provision.

ARTICLE IV

TRANSFERS AND ISSUANCES OF MEMBERSHIP INTERESTS;

ADMISSION OF NEW MEMBERS; DISSOLUTION

4.1 Transfer of Membership Interest. The Member may assign, transfer and otherwise convey (collectively, “convey”) all or part of the Member’s membership interest in the Company only by executing a written instrument of assignment, duly describing the membership interest in the Company being conveyed to the transferee and the rights and obligations that the transferee shall have in respect of such interest (including whether the transferee is to be admitted as a member of the Company); provided, however, that the Member may distribute to its equity holders all or part of the Member’s membership interest in the Company pursuant to action by the governing body of such Member authorizing such distribution and no further action, approval or documentation is required to effect any such distribution. Any attempted or purported conveyance of all or part of a membership interest in the Company that does not comply with the preceding sentence shall be null and void and not recognized by the Company.

4.2 Admission of Additional Members. The Manager may issue membership interests to other persons and admit such persons as members of the Company; provided, however, that if the Member distributes to its equity holders all or part of the Member’s membership interest in the Company, such equity holders of the Member shall be admitted as members of the Company immediately upon such distribution with no further action, approval or documentation required hereunder. Any attempted or purported admission of a member that does not comply with the preceding sentence shall be null and void and not recognized by the Company.

4.3 Dissolution and Winding Up. The Manager, with the Member’s written approval, may cause the Company to dissolve and wind up its affairs. Upon its dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs, including the sale of the assets of the Company in an orderly manner, and the assets of the Company shall be applied in the manner, and in the order of priority, set forth in Section 18-804 of the Act.

ARTICLE V

CONTRACTS, LOANS, CHECKS AND DEPOSITS

5.1 Contracts. The Manager may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Company, and such authority may be general or confined to specific instances.

5.2 Loans. No loans shall be contracted on behalf of the Company and no evidence of indebtedness shall be issued in its name unless authorized by a resolution of the Manager. Such authority may be general or confined to specific instances.

5.3 Checks and Drafts. All checks, drafts or other orders for the payment of money, issued in the name of the Company shall be signed by such officer or officers, agent or agents of the Company and in such manner as shall from time to time be determined by resolution of the Manager.

5.4 Deposits. All funds of the Company not otherwise employed shall be deposited from time to time to the credit of the Company in such depositories as the Manager may select.

5.5 Execution of Instruments. All agreements, indentures, mortgages, deeds, contracts, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, affidavits, notes, evidences of indebtedness, or other instruments in writing, or any assignment or endorsement thereof, may be signed, executed, acknowledged, verified, delivered or accepted in behalf of the Company by the President or any manager. Any such instruments may also be executed, acknowledged, verified, delivered, or accepted in behalf of the Company in such other manner and by such other officers as the Member may from time to time direct.

5.6 Member Pledge of Membership Interest. Notwithstanding anything contained herein to the contrary, the Member shall be permitted to pledge or hypothecate any or all of its membership interest to any lender to the Company (or any affiliate of the Company) or any agent acting on such lender’s behalf, and any conveyance of such membership interest pursuant to any such lender’s (or agent’s) exercise of remedies in connection with any such pledge or hypothecation shall be permitted under this Agreement with no further action or approval required hereunder. Upon the exercise of remedies in connection with such pledge or hypothecation, (a) such lender (or agent) or transferee of such lender (or agent), as the case may be, shall become a Member under this Agreement and shall succeed to all of the rights and shall be bound by all of the obligations of a Member under this Agreement without taking any further action on the part of such lender (or agent) or transferee, as the case may be, and (b) without complying with any other procedures set forth in this Agreement, and following such exercise of remedies, the pledging Member shall cease to be a Member and shall have no further rights or obligations under this Agreement. The execution and delivery of this Agreement by the Member shall constitute any necessary approval of such Member under the Act to the foregoing provisions of this Section. This Section may not be amended or modified so long as any portion of the Member’s membership interest is subject to a pledge or hypothecation without the pledgee’s (or the transferee of such pledgee’s) prior written consent.

ARTICLE VI

MISCELLANEOUS

6.1 Governing Law. This Agreement shall be governed by, and construed under, the laws of the State of Delaware (without regard to conflict of laws principles), all rights and remedies being governed by said laws.

6.2 Amendments. This Agreement may be modified, altered, supplemented or amended only with the written consent of the Member.

6.3 Construction: Entire Agreement. Unless otherwise indicated, “Sections” mean and refer to the numbered Sections of this Agreement. Words such as “herein,” “hereby,” “hereinafter,” “hereof,” “hereto,” and “hereunder” refer to this Agreement as a whole, unless the context requires otherwise. All headings and captions used in this Agreement are for convenience of reference only and are not intended to define or limit the scope or intent of this Agreement. As used herein, “person” shall be deemed to include both natural persons and entities. All words in this Agreement will be construed to be of such gender or number as the circumstances require. This Agreement constitutes the entire understanding with respect to the subject matter hereof and supersedes all prior understandings and agreements in regard hereto. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

6.4 Separability of Provisions. Each provision of this Agreement shall be considered separable, and if for any reason any provision or provisions herein are determined to be invalid, unenforceable or illegal under any existing or future law, such invalidity, unenforceability or illegality shall not impair the operation of or affect those portions of this Agreement that are valid, enforceable and legal.

6.5 Sole Benefit of Member. The provisions of this Agreement are intended solely to benefit the Member (except to the extent provided in Section 2.4 with respect to Indemnified Parties) and, to the fullest extent permitted by applicable law, shall not be construed as conferring any benefit upon any creditor of the Company (and no such creditor shall be a third-party beneficiary of this Agreement), and the Member shall not have any duty or obligation to any creditor of the Company to make any contributions or payments to the Company.

6.6 Seal. The Company shall not have a seal, and no agreement, instrument or other document executed on behalf of the Company that would otherwise be valid and binding on the Company shall be invalid or not binding on the Company solely because no seal of the Company is affixed thereto.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned Member has caused this Agreement to be duly executed and delivered both on its own behalf and on behalf of the Company, and is joined herein by the Organizer solely for the purpose set forth below:

THE ORGANIZER:

The undersigned joins in this Agreement solely for the purpose of identifying the party executing this Agreement as the Member to be the sole Member of the Company as provided by this Agreement and the Act and shall be indemnified and held harmless by the Company for acting in such capacity to the maximum extent permitted under the Act or other applicable law.

/s/ Jolene Beaty
Jolene Beaty

THE COMPANY:

MEDDATA HEALTH LLC

By:	/s/ Steven Purdy		[SEAL]
	Name:	Steven Purdy
	Title:	Manager

THE MEMBER:

AGDATA, L.P.

By:	AGDATA MANAGEMENT, LLC its general partner

	By:	/s/ Verl Purdy		[SEAL]
		Name:	Verl Purdy
		Title:	Chief Executive Officer